SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
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                         FORM 8-K
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                       CURRENT REPORT
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            PURSUANT TO SECTION 13 OR 15(D) OF
           THE SECURITIES EXCHANGE ACT OF 1934
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     Date of Report (Date of earliest event reported):
                     August 25, 2000
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               PANGEA PETROLEUM CORPORATION
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(Exact Name of Registrant as Specified in Its Charter)
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                         Colorado
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        (State or Other Jurisdiction of Incorporation)
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
0-29585                                                76-0635938
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(Commission File Number)                    (IRS Employer Identification No.)
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6666 Harwin Drive, Suite 545, Houston, Texas              77036
(Address of Principal Executive Offices)                (Zip Code)
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                      (713) 933-0374
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     Registrant's Telephone Number, Including Area Code)
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           (Former Name or Former Address,
             if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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Pursuant to a Strategic Alliance Agreement (the "Agreement")
effective September 7, 2000, Pangea Petroleum Corporation, a
Colorado Corporation (Pangea"the "Company"), received 7.5
million common shares of Paradigm Advanced Technologies,
Inc., a Delaware Corporation ("Paradigm") and  warrants for
an aggregate of 12.5 million shares of Paradigm common
stock, $0.0001 par value  (the "Acquisition").  The
consideration paid to Paradigm for the shares and warrants
was (i)  the issuance of warrants for a total of 12.5
million shares of Pangea common stock, $0.0001 par value;
(ii)  the issuance of 500,000 Membership Units from
WorldLink USA, LLC which is owned by Pangea Services, Inc.,
a wholly owned subsidiary of the Company; and (iii) Pangea
has agreed to provide the following services for Paradigm:
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     1.     Assisting Paradigm in developing financing
            presentations and informational materials;
     2.     Identifying, contacting and facilitating
            meetings with potential financing sources;
     3.     Identifying and facilitating meetings with
            potential strategic partners regarding the
            Paradigm business;
     4.     Consulting with Paradigm to develop and
            implement an effective investor relations and
            communications program;
     5.     Consulting with Paradigm to develop and
            implement an effective public relations program;
            and
     6.     Such other consulting services as Paradigm and
            Pangea may from time to time agree.
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The Acquisition was approved by the unanimous consent of the
Board of Directors of the Company and Paradigm on September
7, 2000.
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ITEM 7. FINANCIAL STATEMENTS
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No Financial Statements are filed herewith.  The Registrant shall file the required financial statements by amendment
hereto not later than 60 days after the date that this
Current Report on Form 8-K is filed.
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Index to Exhibits
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2.1     Strategic Alliance Agreement and Exhibits
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                      SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly
authorized.
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                        Pangea Petroleum Corp.,
                        a Colorado Corporation
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                        By:/s/ Karen L. Cloud
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                               Karen L. Cloud
                               Secretary
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DATED: September 20, 2000